UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2007

United Refining Company

(Exact name of registrant as specified in its charter)

Pennsylvania	333-35083	25-1411751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Bradley Street Warren, Pennsylvania	16365
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 723-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 4, 2007, United Refining Company, a Pennsylvania corporation (the “Company”), issued a press release announcing the completion of its previously announced private placement offering of an additional $100 million principal amount of its 10 1/2% Senior Notes due 2012 under an indenture dated as of August 6, 2004, pursuant to which $225,000,000 of notes of the same series were previously issued. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Certain information included in the Final Offering Memorandum dated May 1, 2007 relating to the Company’s private placement (the “Final Offering Memorandum”) under the captions “Summary—Summary Historical and Pro Forma Consolidated Financial and Other Operating Data” and “Risk Factors—Risks Relating to the Business – Substantial Leverage and Ability to Service and Refinance Debt” is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Additional Notes being offered have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state laws.

This is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of the Company, dated May 4, 2007, entitled “United Refining Company Announces Rating Upgrades and Completion of Private Offering of Additional Senior Notes.”

99.2	Certain information included under the captions “Summary—Summary Historical and Pro Forma Consolidated Financial and Other Operating Data” and “Risk Factors—Risks Relating to the Business – Substantial Leverage and Ability to Service and Refinance Debt” in the Final Offering Memorandum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 4, 2007	UNITED REFINING COMPANY

	By:	/s/ James E. Murphy
	Name:	James E. Murphy
	Title:	Vice President and Chief Financial Officer